UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 677-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01.             Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Veeco Instruments Inc., a Delaware corporation (the “Company”) on February 3, 2017, the Company, Ultratech, Inc., a Delaware corporation (“Ultratech”) and Ulysses Acquisition Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of Veeco (“Merger Subsidiary”), entered into an Agreement and Plan of Merger, dated February 2, 2017 (the “Merger Agreement”).  On May 26, 2017, pursuant to the terms and conditions of the Merger Agreement, Merger Subsidiary was merged with and into Ultratech (the “Merger”), with Ultratech surviving as a wholly owned subsidiary of the Company (the “Surviving Corporation”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.001 per share, of Ultratech (the “Ultratech Common Stock”) (other than (i) shares of Ultratech Common Stock owned by the Company or Merger Subsidiary and shares of treasury stock held by Ultratech, which were cancelled without consideration, (ii) shares of Ultratech Common Stock held by any subsidiary of either the Company or Ultratech, which were converted into shares of common stock of the Surviving Corporation and (iii) shares held by holders of Ultratech Common Stock, if any, who properly exercised their appraisal rights under the General Corporation Law of the State of Delaware) outstanding immediately prior to the Merger was automatically cancelled and converted into the right to receive an amount equal to (1) $21.75 in cash without interest (the “Cash Consideration”), (2) 0.2675 of a share of the common stock of the Company (the “Company Common Stock”), par value $0.01 per share (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”) and (3) cash in lieu of fractional shares of Company Common Stock as contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, as of the Effective Time, (a) each outstanding option to purchase shares of Ultratech Common Stock became fully vested and was cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of shares of Ultratech Common Stock subject to such option immediately prior to the Effective Time and (ii) the excess, if any, of the value of the Merger Consideration (expressed as a dollar amount) over the exercise price per share of such option; (b) each award of restricted stock units with respect to shares of Ultratech Common Stock (“RSUs”) that was outstanding and vested immediately prior to the Effective Time, including those RSUs that became vested by their terms immediately prior to or as of the Effective Time, was cancelled and converted into the right to receive an amount in cash equal to the product of the value of the Merger Consideration (expressed as a dollar amount) and the number of shares of Ultratech Common Stock subject to such vested RSUs; and (c) each outstanding award of RSUs that was outstanding and unvested immediately prior to the Effective Time was assumed by the Company and converted into a number of restricted stock units with respect to Company Common Stock as determined by multiplying the number of unvested RSUs by the ratio of the dollar value of the Merger Consideration per share of Ultratech Common Stock to the volume weighted average trading price of the Company’s common stock over the period of five trading days ending on the day before the closing of the Merger.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2017, which is incorporated herein by reference.

The aggregate consideration paid to equityholders of Ultratech by the Company in the Merger, including for outstanding stock options and vested RSUs, was approximately $628.4 million in cash plus approximately 7.4 million shares of Veeco common stock, without giving effect to related transaction fees and expenses.

Item 8.01              Other Events.

On May 26, 2017, Veeco issued a press release announcing the consummation of the Merger.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

The financial statements of Ultratech required by this item were previously filed and incorporated by reference in the Company’s Registration Statement on Form S-4 dated April 24, 2017.

(b)     Pro Forma Financial Information.

The pro forma financial information required by this item was previously filed and incorporated by reference in the Company’s Registration Statement on Form S-4 dated April 24, 2017

(d) Exhibits.

Exhibit	Description

99.1	Press Release of Veeco, dated May 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

Date: May 26, 2017	By:	/s/ Gregory A. Robbins
	Name:	Gregory A. Robbins
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Veeco, dated May 26, 2017